Registration No. 33-_____

               SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                            FORM S-8

                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933



                          GROSSMAN'S INC.
       (Exact name of issuer as specified in its charter)

DELAWARE                                      38-0524830
(State or other jurisdiction of               (I.R.S. Employer
 incorporation or organization)               Identification No.)

200 Union Street
Braintree, Massachusetts                             02184-5761
(Address of Principal Executive offices)             (Zip Code)

               1993 KEY EMPLOYEE STOCK OPTION PLAN
                    (Full title of the Plan)

                      RICHARD E. KENT, ESQ.
                         GROSSMAN'S INC.
                        200 UNION STREET
               BRAINTREE, MASSACHUSETTS 02184-5761
             (Name and address of agent for service)

                          (617) 848-0100
  (Telephone number, including area code, of agent for service)

          Please send copies of all communications to:

                      David C. Chapin, Esq.
                          Ropes & Gray
                     One International Place
                Boston, Massachusetts 02110-2624
                    Telephone: (617) 951-7371

Approximate date of commencement of offering or proposed sale to the public: From time to time after the Effective Date of the Registration Statement.

The Exhibit Index can be found on pages 6 and 7.

_________________________________________________________________________

                             Proposed    Proposed
Title of                     Maximum     Maximum
Securities     Amount        Offering    Aggregate     Amount of
To Be          To Be         Price Per   Offering      Registration
Registered     Registered    Share <F1>  Price <F1>    Fee
______________________________________________________________________________

Common Stock,  600,000       $4.19       $2,514,000    $867.00
$.01 par value   shares




_________________________

<F1>  Estimated solely for the purpose of calculating the registration fee on the basis of the average high and low prices of the Common Stock as reported by the National Association of Securities Dealers Automated Quotation System on March 15, 1994.

                            Part I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

               Note:  The document(s) containing the 1993 Key Employee
Stock Option Plan information required by Item 1 of this Form S-8 and the statement of availability of registrant information, and other information required by Item 2 of this Form will be sent or given to employees as specified by Rule 428. In accordance with Rule 428 and the requirements of
Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission ("Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant shall furnish to the Commission or its staff a copy of all of the documents included in such file.

                            Part II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

    The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

        (a) The Company's latest annual report filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 or the latest prospectus filed pursuant to Rule 424(b) or under the Securities Act of 1933, as amended, which contains, either directly or by incorporation by reference, audited financial statements for the Company's latest fiscal year for which such statements have been filed.

        (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Company documents referred to in (a) above.

        (c) The description of the Common Stock contained in a registration statement filed under Section 12 of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

    All reports and other documents subsequently filed by the Company pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.  Description of Securities

    Not Applicable.

Item 5.  Interests of Named Experts and Counsel

    The validity of the shares of Common Stock offered hereby has been passed upon by Ropes & Gray, One International Place, Boston, Massachusetts, as counsel for the Company.

    The consolidated financial statements of the Company included in the Company's Annual Report (Form 10-K) for the year ended December 31, 1993, have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are, and audited consolidated financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports (to the extent covered by consents filed with the Security and Exchange Commission) given upon the authority of said firm as experts in accounting and auditing.


Item 6.  Indemnification of Directors and Officers

    Section 6.1 of the Company's By-laws requires that the Company indemnify directors and officers to the maximum extent permitted by Delaware law.
Section 6.4 of the Company's By-laws also permits the Company to advance litigation expenses to directors and officers.

    Section 145 of the Delaware General Corporation Law authorizes the
Company to indemnify (and upon request to advance expenses to) directors, officers, employees and agents against liability incurred by reason of being a director, officer, employee or agent, and against expenses (including attorneys' fees) in connection with defending any action seeking to establish such liability, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

    In addition, Article Eighth of the Company's Certificate of Incorporation provides that no director of the Company shall be liable for any breach of fiduciary duty, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or
(iv) for any transaction from which the director derived an improper personal benefit.

    Article Eighth eliminates the personal liability of directors, (as directors, but not as officers) to the Company and its stockholders unless one of the statutorily required exceptions (such as breach of the duty of loyalty, bad faith, etc.) applies. As a result, directors are not liable even for grossly negligent actions or omissions, including grossly negligent decisions involving control of the Company, in the absence of a breach of the duty of loyalty, bad faith, improper personal benefit or another statutory exception. Article Eighth does not affect a director's liability to third parties, nor the liability of a director to the Company or its stockholders arising from any legal requirement (such as the federal securities laws) other than the duty of care imposed by Delaware law.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or precedent) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed

    Not Applicable.

Item 8. Exhibits.

Exhibit 4(a).       1993 Key Employee Stock Option Plan.

Exhibit 4(b). The Company's Restated Certificate of Incorporation, as in effect November 19, 1986, filed as Exhibit 3(a) to the Company's Form 8-K, dated November 19, 1986 (File No. 1-542) and incorporated herein by reference.

Exhibit 4(c) Certificate of Designation Relating to Certain Restrictions on the Acquisition of Common Stock pursuant to Article Ninth of the Company's Restated Certificate of Incorporation, filed as Exhibit 3(1)-2 to the Company's Form 8-K dated November 19, 1986 (File No. 1-542) and incorporated herein by reference.

Exhibit 4(d) Certificate of Designation Relating to Certain Restrictions on the Acquisition of Common Stock pursuant to Article Ninth of the Company's Restated Certificate of Incorporation, filed as Exhibit 3(a)-6 to the Company's Annual Report on Form 10-K for the year ended December 31, 1990 (File No. 1-542) and incorporated herein by reference.

Exhibit 4(e) Certificate of Designation Relating to Certain Restrictions on the Acquisition of Common Stock pursuant to Article Ninth of the Company's Restated Certificate of Incorporation, filed as Exhibit 3(a)-8 to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 1-542) and incorporated herein by reference.

Exhibit 4(f). The Company's By-laws, as in effect November 19, 1986, filed as Exhibit 3(b) to the Company's Form 8-K, dated December 15, 1987 (File No. 1-542) and incorporated herein by reference).

Exhibit 4(g). Copy of amendments to the Company's By-laws as adopted by the Company's Board of Directors on December 15, 1987, filed as Exhibit 3(b)-1 to the Company's Form 8-K, dated December 15, 1987 (File No. 1-542), incorporated herein by reference).

Exhibit 5.          Opinion of Ropes & Gray.

Exhibit 24(a).      Consent of Ropes & Gray (contained in Exhibit 5).

Exhibit 24(b).      Consent of Ernst & Young.

Exhibit 25. Power of Attorney (included as part of the signature pages to this Registration Statement).

Exhibit 28(a).      Form of Nonqualified Stock Option Agreement.


Item 9.  Undertakings.

    (a)  The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(s) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                          SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on this 21st day of March, 1994.

                        GROSSMAN'S, INC.

                    By  /s/ Thomas R. Schwarz
                        Thomas R. Schwarz, Chairman of the
                          Board and Chief Executive Officer

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard E. Kent and David C. Chapin and each of them, with full power to act without the other, his true and lawful attorneys-in-fact and agent, with full power of substitution and resubsti-tution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this registration statement, including post-effective amendments, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any substitutes lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name                         Title                    Date

/s/ Thomas R. Schwarz      Chairman of the            March 21, 1994
Thomas R. Schwarz          Board of Directors
                             (Chief Executive Officer)

/s/ Russell Cox            Director                   March 21, 1994
Russell Cox


/s/ John R. Grey           Director                   March 21, 1994
John R. Grey


/s/ Maurice Grossman       Director                   March 21, 1994
Maurice Grossman



/s/ Leo Kahn               Director                   March 21, 1994
Leo Kahn


/s/ Sydney L. Katz         Director; Executive        March 21, 1994
Sydney L. Katz             Vice-President and
                           Chief Financial Officer

/s/ W. Wallace McDowell, Jr.Director                  March 21, 1994
W. Wallace McDowell, Jr.


/s/ Stephen B. Oresman     Director                   March 21, 1994
Stephen B. Oresman


/s/ Robert K. Swanson      Director                   March 21, 1994
Robert K. Swanson


/s/ Harold Tanner          Director                   March 21, 1994
Harold Tanner


/s/ Dr. Abraham Zaleznik   Director                   March 21, 1994
Dr. Abraham Zaleznik